As filed with the Securities and Exchange Commission on August __, 1997
                                                   SEC Registration No. 333-6440
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                        FORM SB-2 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             DOWNSTREAM INCORPORATED
                                      "DSI"
                 (Name of Small Business Issuer in its Charter)

       Utah                         5777                      87-0567618
(State or Jurisdiction (Primary Standard Industrial (IRS Employer Identification
 of Incorporation)      Classification Code Number)           Number)

                               Barry A. Ellsworth
                               6337 Highland Drive
                           Salt Lake City, Utah 84121
                                  801-567-1196

   (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal, Executive Offices and Principal Place of Business)

                                   Copies to:
                            Robert N. Wilkinson, Esq.
                         Suite 900 - Gateway Tower East
                              10 East South Temple
                           Salt Lake City, Utah 84133
                                 (801) 530-7370
                               Fax (801) 364-9127
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         Approximate  date of  commencement  of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/ __________________________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /__/
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

                         CALCULATION OF REGISTRATION FEE


 Title of Each Class         Amount to be                                  Proposed Maximum           Amount of
 of Securities to be          Registered          Proposed Offering       Aggregate Offering       Registration Fee
      Registered                                   Price per Share              Price
------------------------------------------------------------------------------------------------------------------------
    Common Stock,          4,000,000 shares        $0.05 per share             $200,000                $100.00
   $0.001 par value


The  Registrant  hereby  files  this  Post-Effective  Amendment  No.  1  to  its
Registration Statement on Form SB-2 to remove from registration a total of 2,966,000 shares of its $0.001 par value common stock which were previously registered on this Form SB-2 Registration Statement, and which remain unsold at the end of the Registrant's offering. During the offering of the Company's $0.001 par value common stock, the Company sold 1,034,000 shares and raised $51,700 in gross offering proceeds.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized the post-effective amendment no. 1 to this Registration Statement to be signed on its behalf by the undersigned, in the city of Salt Lake City, State of Utah on August 12, 1997.

                           DOWNSTREAM INCORPORATED-DSI


                           By /s/ Barry A. Ellsworth
                              -------------------------------------
                              Barry A. Ellsworth, President and CEO

     In accordance with the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement was signed by the following persons in the capacities and on the dates indicated.


Date:  August 12, 1997          /s/ Barry A. Ellsworth
                                ------------------------------------------------
                                Barry A. Ellsworth,  President,  Chief Executive
                                Officer, Principal Financial Officer and
                                Director


Date:  August __, 1997
                                ------------------------------------------------
                                James G. Slater, Director


Date:  August 12, 1997          /s/ Joe Thomas
                                ------------------------------------------------
                                Joe  Thomas,  Secretary,   Principal  Accounting
                                Officer and Director

                                       3